Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
FOURTH QUARTER 2016 RESULTS

LAKE ZURICH, ILLINOIS, February 22, 2017 - ACCO Brands Corporation (NYSE: ACCO), one of the world's largest designers, marketers and manufacturers of branded business, academic and consumer products, today reported its fourth quarter results for the period ended December 31, 2016.

"We are pleased to report strong fourth quarter results--an appropriate finish to a great year for ACCO Brands," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands. "For the full year, each of our business segments contributed to revenue growth or profit improvement and delivered strong free cash flow. With the completion of the Pelikan Artline and Esselte acquisitions, and the refinancing of our debt, our company is well positioned to deliver strong shareholder returns in the years ahead."

Fourth Quarter Results

Net sales increased 6% to $437.6 million from $412.1 million in the prior-year quarter. Excluding the effects of the Pelikan Artline acquisition and foreign exchange, comparable sales declined 3%. Net income was $6.1 million, or $0.06 per share, and included $31.5 million of refinancing-related charges and $4.5 million of acquisition-related costs. This compared to net income of $31.4 million, or $0.29 per share, in the prior-year quarter. Adjusted net income increased 10% to $35.6 million, or $0.32 per share, from $32.5 million, or $0.30 per share, in the prior-year quarter. The increase was primarily driven by higher gross margin and the acquisition of Pelikan Artline.

Business Segment Highlights

ACCO Brands North America - Sales decreased 4% to $237.4 million from $248.2 million in the prior-year quarter. Continued strong sales with mass merchant and e-tail customers was more than offset by expected declines with certain wholesaler and office superstore customers. Operating income decreased to $40.1 million from $43.5 million in the prior-year quarter, primarily due to lower sales.

ACCO Brands International - Sales increased 29% to $169.9 million from $131.3 million in the prior-year quarter. The Pelikan Artline acquisition added 26% to International sales, or $34.1 million, and foreign exchange added 2%. On a comparable basis sales increased 1% due to price increases, which offset volume declines. Operating income increased to $29.7 million from $20.0 million in the prior-year quarter and adjusted operating income increased to $31.9 million from

$20.0 million in the prior-year quarter. The increase was due to the acquisition of Pelikan Artline and higher gross margins.

Computer Products - Sales decreased 7% to $30.3 million from $32.6 million in the prior-year quarter, and on a constant currency basis sales declined 6%. The sales decline was due to lower sales of tablet accessory products. Operating income increased to $3.6 million from $3.4 million in the prior-year quarter and adjusted operating income increased 9% to $3.7 million from $3.4 million in the prior-year quarter due to higher gross margin.

Twelve Month Results

Net sales increased 3% to $1.56 billion compared to $1.51 billion in the prior-year twelve-month period. The Pelikan Artline acquisition contributed 5% and foreign currency reduced sales by 1%. On a comparable basis sales declined 1% as strong growth with mass channel and e-tail customers was more than offset by declines at certain wholesaler and office superstore customers. Net income was $95.5 million, or $0.87 per share, compared to net income of $85.9 million, or $0.78 per share, in the prior-year period. The increase was due to acquisition and operational benefits and a lower effective tax rate, partially offset by integration, restructuring and refinancing costs. Adjusted net income increased 10% to $95.1 million, or $0.87 per share, from $86.4 million, or $0.78 per share, in the prior-year period. The improvement was primarily the result of gross margin expansion and the acquisition of Pelikan Artline.

Business Outlook

The company is introducing its 2017 outlook for revenue, adjusted earnings per share and adjusted free cash flow. The company expects 2017 sales to increase 22-26%, driven by the Esselte and Pelikan Artline acquisitions. Adjusted earnings per share are expected to be between $1.05-$1.09. Adjusted free cash flow is expected to be approximately $150 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's fourth quarter results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"), in this earnings release, we provide investors with certain non-GAAP financial measures, including adjusted operating income, adjusted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), free cash flow, adjusted free cash flow and comparable net sales at constant currency. See our Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited), Reconciliation of Net Income to Adjusted EBITDA (Unaudited), Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited), Supplemental Business Segment Information and Reconciliation (Unaudited) and our Supplemental Net Sales Change Analysis (Unaudited), for a description of each of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure for each of the periods presented herein. The Company provides forward-looking financial information on a non-GAAP basis for adjusted earnings per share and adjusted free cash flow. However, the Company does not provide a reconciliation of forward-looking adjusted earnings per share to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our effective tax rate and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. Adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods and senior management’s incentive compensation is derived, in part, using certain of these non-GAAP financial measures.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, acquisition-related expenses, goodwill or other asset impairment charges, foreign currency fluctuation, and other one-time or non-recurring items. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded business, academic and consumer products. Our widely recognized brands include Artline®, AT-A-GLANCE®, Derwent®, Esselte®, Five Star®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements, which may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them. In particular, our business outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding changes in the macro environment, fluctuations in foreign currency rates, changes in the competitive landscape and consumer behavior and the effect of consolidation in the office products industry, as well as other factors described below.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of large and sophisticated customers; the consolidation of our customers; risks associated with foreign currency fluctuations; our ability to realize the synergies, growth opportunities and other potential benefits of the Pelikan Artline and Esselte acquisitions and successfully combine Pelikan Artline and Esselte with our existing businesses; shifts in the channels of distribution of our products; challenges related to the highly competitive business segments in which we operate, including, low barriers to entry, customers who have the ability to source their own private label products, limited retail space, competitors’ strong brands, competition from imports from a range of countries, including countries with lower production costs, competitors’ ability to source lower-cost products in local currencies and competition from a wide range of products and services, including electronic, digital and web-based products that can render obsolete or less desirable some of our products; our ability to develop and market innovative products that meet end-user demands; commercial and consumer spending decisions during periods of economic uncertainty or weakness; a failure of our information technology systems or supporting infrastructure or a cybersecurity incident or information security breach; risks associated with the changes to current U.S. government policies, including changes in trade relations and policies; our ability to successfully expand our business in emerging markets which generally involve more financial, operational, legal and compliance risks and create exposure to unstable political conditions, civil unrest and economic volatility; our ability to grow profitably through acquisitions; our ability to successfully compete in a rapidly changing and highly competitive computer accessories industry; the impact of regulatory and self-regulatory requirements, litigation, regulatory actions or other legal claims or proceedings; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products, especially paper-based dated time management and productivity tools; risks associated with seasonality, raw material, labor and transportation cost fluctuations; the impact of pension costs; any impairment of our goodwill or other intangible assets; risks associated with our substantial indebtedness, including our significant debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; our failure to comply with customer contracts; the insolvency, bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, in "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions of dollars)	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$42.9	$55.4
Accounts receivable, net	391.0	369.3
Inventories	210.0	203.6
Other current assets	26.8	25.3
Total current assets	670.7	653.6
Total property, plant and equipment	528.0	526.1
Less: accumulated depreciation	(329.6)	(317.0)
Property, plant and equipment, net	198.4	209.1
Deferred income taxes	27.3	25.1
Goodwill	587.1	496.9
Identifiable intangibles, net	565.7	520.9
Other non-current assets	15.3	47.8
Total assets	$2,064.5	$1,953.4
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$63.7	$—
Current portion of long-term debt	4.8	—
Accounts payable	135.1	147.6
Accrued compensation	42.8	34.0
Accrued customer program liabilities	94.0	108.7
Accrued interest	1.3	6.3
Other current liabilities	64.7	58.7
Total current liabilities	406.4	355.3
Long-term debt, net	627.7	720.5
Deferred income taxes	146.7	142.3
Pension and post-retirement benefit obligations	98.0	89.1
Other non-current liabilities	77.0	65.0
Total liabilities	1,355.8	1,372.2
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(17.0)	(11.8)
Paid-in capital	2,015.7	1,988.3
Accumulated other comprehensive loss	(419.4)	(429.2)
Accumulated deficit	(871.7)	(967.2)
Total stockholders' equity	708.7	581.2
Total liabilities and stockholders' equity	$2,064.5	$1,953.4

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Net sales	$437.6	$412.1	6%	$1,557.1	$1,510.4	3%
Cost of products sold	283.9	274.3	3%	1,042.0	1,032.0	1%
Gross profit	153.7	137.8	12%	515.1	478.4	8%
Operating costs and expenses:
Advertising, selling, general and administrative expenses	87.7	76.3	15%	320.8	295.7	8%
Amortization of intangibles	5.7	4.7	21%	21.6	19.6	10%
Restructuring charges (credits)	0.6	(0.1)	NM	5.4	(0.4)	NM
Total operating costs and expenses	94.0	80.9	16%	347.8	314.9	10%
Operating income	59.7	56.9	5%	167.3	163.5	2%
Non-operating expense (income):
Interest expense	12.8	11.0	16%	49.3	44.5	11%
Interest income	(1.3)	(1.3)	—%	(6.4)	(6.6)	(3)%
Equity in earnings of joint venture	—	(2.8)	NM	(2.1)	(7.9)	(73)%
Other expense (income), net	30.1	(0.1)	NM	1.4	2.1	(33)%
Income before income tax	18.1	50.1	(64)%	125.1	131.4	(5)%
Income tax expense	12.0	18.7	(36)%	29.6	45.5	(35)%
Net income	$6.1	$31.4	(81)%	$95.5	$85.9	11%

Per share:
Basic income per share	$0.06	$0.30	(80)%	$0.89	$0.79	13%
Diluted income per share	$0.06	$0.29	(79)%	$0.87	$0.78	12%

Weighted average number of shares outstanding:
Basic	107.5	106.0		107.0	108.8
Diluted	110.0	107.9		109.2	110.6

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015		2016	2015
Gross profit (Net sales, less Cost of products sold)	35.1%	33.4%		33.1%	31.7%
Advertising, selling, general and administrative	20.0%	18.5%		20.6%	19.6%
Operating income	13.6%	13.8%		10.7%	10.8%
Income before income tax	4.1%	12.2%		8.0%	8.7%
Net income	1.4%	7.6%		6.1%	5.7%
Income tax rate	66.3%	37.3%		23.7%	34.6%

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	(unaudited)
	Twelve Months Ended December 31,
(in millions of dollars)	2016	2015
Operating activities
Net income	$95.5	$85.9
Gain on revaluation of previously held joint-venture equity interest	(28.9)	—
Amortization of inventory step-up	0.4	—
(Loss) gain on disposal of assets	(0.3)	0.1
Deferred income tax expense	6.0	27.4
Depreciation	30.4	32.4
Amortization of debt issuance costs	3.8	3.5
Amortization of intangibles	21.6	19.6
Stock-based compensation	19.4	16.0
Loss on debt extinguishment	29.9	1.9
Other non-cash charges	0.1	—
Equity in earnings of joint ventures, net of dividends received	(1.6)	(3.8)
Changes in balance sheet items:
Accounts receivable	13.4	(3.9)
Inventories	16.7	9.8
Other assets	5.5	1.2
Accounts payable	(19.3)	(2.6)
Accrued expenses and other liabilities	(31.2)	(19.2)
Accrued income taxes	4.5	2.9
Net cash provided by operating activities	165.9	171.2
Investing activities
Additions to property, plant and equipment	(18.5)	(27.6)
Proceeds from the disposition of assets	0.7	2.8
Cost of acquisitions, net of cash acquired	(88.8)	—
Other	0.2	0.2
Net cash used by investing activities	(106.4)	(24.6)
Financing activities
Proceeds from long-term borrowings	587.4	300.0
Repayments of long-term debt	(685.1)	(370.1)
Borrowings (repayments) of notes payable, net	51.5	(0.8)
Payments for debt premium	(25.0)	—
Payments for debt issuance costs	(6.9)	(1.7)
Repurchases of common stock	—	(60.0)
Payments related to tax withholding for share-based compensation	(5.1)	(5.9)
Excess tax benefit from stock-based compensation	1.2	—
Proceeds from the exercise of stock options	6.8	0.7
Net cash used by financing activities	(75.2)	(137.8)
Effect of foreign exchange rate changes on cash and cash equivalents	3.2	(6.6)
Net (decrease)/increase in cash and cash equivalents	(12.5)	2.2
Cash and cash equivalents
Beginning of the period	55.4	53.2
End of the period	$42.9	$55.4

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended December 31, 2016						Three Months Ended December 31, 2015
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Advertising, selling, general and administrative expenses	$87.7	20.0%	$(4.5)	(A.2)	$83.2	19.0%	$76.3	18.5%	$—		$76.3	18.5%	9%
Restructuring charges (credits)	0.6		(0.6)	(A.3)	—		(0.1)		0.1	(A.3)	—		NM
Operating income	59.7	13.6%	5.1		64.8	14.8%	56.9	13.8%	(0.1)		56.8	13.8%	14%
Interest expense	12.8		(1.6)	(A.4)	11.2		11.0		—		11.0		2%
Other expense (income), net	30.1		(29.9)	(A.6)	0.2		(0.1)		—		(0.1)		NM
Income before income tax	18.1	4.1%	36.6		54.7	12.5%	50.1	12.2%	(0.1)		50.0	12.1%	9%
Income tax expense	12.0		7.1	(A.7)	19.1		18.7		(1.2)	(A.7)	17.5		9%
Income tax rate	66.3%				35.0%		37.3%				35.0%
Net income	$6.1	1.4%	$29.5		$35.6	8.1%	$31.4	7.6%	$1.1		$32.5	7.9%	10%
Diluted income per share	$0.06		$0.27		$0.32		$0.29		$0.01		$0.30		7%
Weighted average number of shares outstanding:	110.0				110.0		107.9				107.9

	Twelve Months Ended December 31, 2016						Twelve Months Ended December 31, 2015
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Gross profit	$515.1	33.1%	$0.4	(A.1)	$515.5	33.1%	$478.4	31.7%	$—		$478.4	31.7%	8%
Advertising, selling, general and administrative expenses	320.8	20.6%	(12.8)	(A.2)	308.0	19.8%	295.7	19.6%	—		295.7	19.6%	4%
Restructuring charges (credits)	5.4		(5.4)	(A.3)	—		(0.4)		0.4	(A.3)	—		NM
Operating income	167.3	10.7%	18.6		185.9	11.9%	163.5	10.8%	(0.4)		163.1	10.8%	14%
Interest expense	49.3		(2.5)	(A.4)	46.8		44.5		(0.1)	(A.5)	44.4		5%
Other expense (income), net	1.4		—	(A.6)	1.4		2.1		(1.9)	(A.5)	0.2		600%
Income before income tax	125.1	8.0%	21.1		146.2	9.4%	131.4	8.7%	1.6		133.0	8.8%	10%
Income tax expense	29.6		21.5	(A.7)	51.1		45.5		1.1	(A.7)	46.6		10%
Income tax rate	23.7%				35.0%		34.6%				35.0%
Net income	$95.5	6.1%	$(0.4)		$95.1	6.1%	$85.9	5.7%	$0.5		$86.4	5.7%	10%
Diluted income per share	$0.87		$—		$0.87		$0.78		$—		$0.78		12%
Weighted average number of shares outstanding:	109.2				109.2		110.6				110.6

Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.
"Adjusted" results exclude restructuring (credits) charges, amortization of the step-up in value of finished goods, transaction and integration expenses associated with the acquisitions of Pelikan Artline and of Esselte Group Holdings AB, other one-time or non-recurring items and all unusual income tax items, including income taxes related to the aforementioned items; in addition, income taxes have been recalculated at a normalized effective tax rate of 35%.

1.	Represents the adjustment related to the amortization of step-up in the value of finished goods inventory associated with the acquisition of Pelikan Artline.

2.
Represents the elimination of transaction expenses and integration expenses. Expenses associated with the acquisition of Pelikan Artline were $1.6 million for the three months ended December 31, 2016 and $3.6 million (consisting of $1.3 million in transaction and $2.3 million in integration expenses) for the twelve months ended December 31, 2016. In addition, expenses associated with the acquisition of Esselte Group Holdings AB, which closed on January 31, 2017, were $2.9 million for the three months ended December 31, 2016 and $9.2 million (consisting of $9.0 million in transaction expenses and $0.2 million in integration expenses) for the twelve months ended December 31, 2016.

3.	Represents restructuring charges (credits).

4.	Represents:

i.	In the three months ended December 31, 2016, $1.6 million of accelerated interest expense related to the refinancing of our Senior Unsecured Notes.

ii.
In the twelve months ended December 31, 2016, $1.6 million of accelerated interest expense related to the refinancing of our Senior Unsecured Notes, the loan breakage fee of $0.5 million incurred in the acquisition of Pelikan Artline and the write-off of debt issuance costs of $0.4 million due to a debt swap of part of our USD term loan for the new Australian dollar revolving loan.

5.	Represents the write-off of debt issuance costs and other costs associated with the Company's refinancing in the second quarter of 2015.

6.	Represents:

i.
In the three months ended December 31, 2016, the "make-whole" call premium of $25.0 million and a $4.9 million charge for the write-off of debt issuance costs related to the refinancing of our Senior Unsecured Notes.

ii.
In the twelve months ended December 31, 2016, the fair value gain upon acquisition of the Pelikan Artline joint venture of $28.9 million and the foreign currency gain of $1.0 million related to the settlement of certain intercompany transactions, which offset the "make-whole" call premium of $25.0 million and the $4.9 million charge for the write-off of debt issuance costs noted above.

7.
Primarily reflects the tax effect of the adjustments outlined in items A.1-6 above and adjusts the company's effective tax rate to a normalized rate of 35%. The Company's estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions of dollars)

The following table sets forth a reconciliation of reported net income in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Net income	$6.1	$31.4	(81)%	$95.5	$85.9	11%
Inventory step-up amortization	—	—	NM	0.4	—	NM
Transaction and integration expenses	4.5	—	NM	12.8	—	NM
Restructuring charges (credits)	0.6	(0.1)	NM	5.4	(0.4)	NM
Depreciation	7.4	7.7	(4)%	30.4	32.4	(6)%
Stock-based compensation	7.3	5.5	33%	19.4	16.0	21%
Amortization of intangibles	5.7	4.7	21%	21.6	19.6	10%
Interest expense, net	11.5	9.7	19%	42.9	37.9	13%
Other expense (income), net	30.1	(0.1)	NM	1.4	2.1	(33)%
Income tax expense	12.0	18.7	(36)%	29.6	45.5	(35)%
Adjusted EBITDA (non-GAAP)	$85.2	$77.5	10%	$259.4	$239.0	9%

Adjusted EBITDA as a % of Net Sales	19.5%	18.8%		16.7%	15.8%

Notes for Reconciliation of Net Income to Adjusted EBITDA

"Adjusted EBITDA" represents net income after adding back depreciation; stock-based compensation expense; amortization of intangibles; interest expense, net; other (income) expense, net and income tax expense. Adjusted EBITDA also excludes the amortization of step-up in value of finished goods inventory, transaction and integration expenses and restructuring charges (credits).

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)
(In millions of dollars)

"Free Cash Flow" represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets and other investing activities. "Adjusted Free Cash Flow" excludes accelerated interest payments related to the refinancing of our Senior Unsecured Notes and the cash cost of the transaction and integration expenses. The following table sets forth a reconciliation of reported net cash provided by operating activities in accordance with GAAP to Adjusted Free Cash Flow.

	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015	2017 Outlook
Net cash provided by operating activities	$165.9	$171.2	$178

Net cash (used) provided by:
Additions to property, plant and equipment	(18.5)	(27.6)	(35)
Proceeds from the disposition of assets	0.7	2.8	2
Other	0.2	0.2	—
Free cash flow (non-GAAP)	148.3	146.6	145
Accelerated interest payments from refinancing of senior unsecured notes	6.5	—	—
Transaction and integration expenses - cash	11.6	—	5
Adjusted free cash flow (non-GAAP)	$166.4	$146.6	$150

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2016					2015					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$165.7	$10.3	$—	$10.3	6.2%	$166.7	$5.6	$(0.5)	$5.1	3.1%	$(1.0)	(1)%	$5.2	102%	310
ACCO Brands International	85.3	3.8	—	3.8	4.5%	94.6	3.3	—	3.3	3.5%	(9.3)	(10)%	0.5	15%	100
Computer Products	27.1	1.7	—	1.7	6.3%	28.7	2.0	—	2.0	7.0%	(1.6)	(6)%	(0.3)	(15)%	(70)
Corporate	—	(9.3)	0.6	(8.7)		—	(8.3)	—	(8.3)		—		(0.4)
Total	$278.1	$6.5	$0.6	$7.1	2.6%	$290.0	$2.6	$(0.5)	$2.1	0.7%	$(11.9)	(4)%	$5.0	238%	190

Q2:
ACCO Brands North America	$279.1	$51.6	$1.2	$52.8	18.9%	$268.6	$50.1	$—	$50.1	18.7%	$10.5	4%	$2.7	5%	20
ACCO Brands International	101.3	2.9	3.8	6.7	6.6%	96.7	6.2	—	6.2	6.4%	4.6	5%	0.5	8%	20
Computer Products	29.7	3.2	(0.1)	3.1	10.4%	29.4	2.2	0.2	2.4	8.2%	0.3	1%	0.7	29%	220
Corporate	—	(12.3)	2.8	(9.5)		—	(9.3)	—	(9.3)		—		(0.2)
Total	$410.1	$45.4	$7.7	$53.1	12.9%	$394.7	$49.2	$0.2	$49.4	12.5%	$15.4	4%	$3.7	7%	40

Q3:
ACCO Brands North America	$273.3	$48.6	$—	$48.6	17.8%	$279.8	$48.4	$—	$48.4	17.3%	$(6.5)	(2)%	$0.2	—%	50
ACCO Brands International	128.5	16.7	0.8	17.5	13.6%	104.3	11.3	(0.1)	11.2	10.7%	24.2	23%	6.3	56%	290
Computer Products	29.5	3.1	—	3.1	10.5%	29.5	2.7	0.1	2.8	9.5%	—	—%	0.3	11%	100
Corporate	—	(12.7)	4.4	(8.3)		—	(7.6)	—	(7.6)		—		(0.7)
Total	$431.3	$55.7	$5.2	$60.9	14.1%	$413.6	$54.8	$—	$54.8	13.2%	$17.7	4%	$6.1	11%	90

Q4:
ACCO Brands North America	$237.4	$40.1	$—	$40.1	16.9%	$248.2	$43.5	$(0.1)	$43.4	17.5%	$(10.8)	(4)%	$(3.3)	(8)%	(60)
ACCO Brands International	169.9	29.7	2.2	31.9	18.8%	131.3	20.0	—	20.0	15.2%	38.6	29%	11.9	60%	360
Computer Products	30.3	3.6	0.1	3.7	12.2%	32.6	3.4	—	3.4	10.4%	(2.3)	(7)%	0.3	9%	180
Corporate	—	(13.7)	2.8	(10.9)		—	(10.0)	—	(10.0)		—		(0.9)
Total	$437.6	$59.7	$5.1	$64.8	14.8%	$412.1	$56.9	$(0.1)	$56.8	13.8%	$25.5	6%	$8.0	14%	100

Full Year:
ACCO Brands North America	$955.5	$150.6	$1.2	$151.8	15.9%	$963.3	$147.6	$(0.6)	$147.0	15.3%	$(7.8)	(1)%	$4.8	3%	60
ACCO Brands International	485.0	53.1	6.8	59.9	12.4%	426.9	40.8	(0.1)	40.7	9.5%	58.1	14%	19.2	47%	290
Computer Products	116.6	11.6	—	11.6	9.9%	120.2	10.3	0.3	10.6	8.8%	(3.6)	(3)%	1.0	9%	110
Corporate	—	(48.0)	10.6	(37.4)		—	(35.2)	—	(35.2)		—		(2.2)
Total	$1,557.1	$167.3	$18.6	$185.9	11.9%	$1,510.4	$163.5	$(0.4)	$163.1	10.8%	$46.7	3%	$22.8	14%	110

(A) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for a description of adjusted items on page 9.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	Percent Change - Sales
	GAAP	Non-GAAP

				Comparable
	Net Sales	Currency		Net Sales
	Change	Translation	Acquisition	Change (A)	Price	$ Volume/Mix
Q1 2016:
ACCO Brands North America	(0.6)%	(1.2)%	—%	0.6%	1.0%	(0.4)%
ACCO Brands International	(9.8)%	(11.6)%	—%	1.8%	9.3%	(7.5)%
Computer Products	(5.6)%	(2.1)%	—%	(3.5)%	3.8%	(7.3)%
Total	(4.1)%	(4.7)%	—%	0.6%	4.0%	(3.4)%

Q2 2016:
ACCO Brands North America	3.9%	(0.7)%	—%	4.6%	1.8%	2.8%
ACCO Brands International	4.8%	(4.8)%	17.4%	(7.8)%	10.2%	(18.0)%
Computer Products	1.0%	(0.7)%	—%	1.7%	2.0%	(0.3)%
Total	3.9%	(1.7)%	4.3%	1.3%	3.9%	(2.6)%

Q3 2016:
ACCO Brands North America	(2.3)%	—%	—%	(2.3)%	—%	(2.3)%
ACCO Brands International	23.2%	0.8%	26.4%	(4.0)%	6.5%	(10.5)%
Computer Products	—%	—%	—%	—%	1.7%	(1.7)%
Total	4.3%	0.2%	6.7%	(2.6)%	1.8%	(4.4)%

Q4 2016:
ACCO Brands North America	(4.4)%	—%	—%	(4.4)%	0.1%	(4.5)%
ACCO Brands International	29.4%	2.3%	26.0%	1.1%	6.3%	(5.2)%
Computer Products	(7.1)%	(1.2)%	—%	(5.9)%	0.6%	(6.5)%
Total	6.2%	0.7%	8.3%	(2.8)%	2.1%	(4.9)%

2016 YTD:
ACCO Brands North America	(0.8)%	(0.4)%	—%	(0.4)%	0.7%	(1.1)%
ACCO Brands International	13.6%	(2.8)%	18.4%	(2.0)%	7.9%	(9.9)%
Computer Products	(3.0)%	(1.0)%	—%	(2.0)%	2.0%	(4.0)%
Total	3.1%	(1.1)%	5.2%	(1.0)%	2.8%	(3.8)%
(A) Sales excluding acquisitions and with current period foreign operation sales translated at prior year currency rates.